Exhibit 99.2
ARTISTdirect, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
ARTISTdirect, Inc.’s presentation includes “Adjusted EBITDA”, which is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Adjusted EBITDA is a non-GAAP financial measure that represents earnings before net interest expense, provision for income taxes, depreciation and amortization, as well as certain other charges, including stock-based compensation, loss on disposal of property and equipment and impairment losses, litigation costs and corporate transaction costs. Management excludes these items in assessing financial performance, primarily due to their non-operational nature or because they are outside of the Company’s normal operations. The Company has provided this information because it believes that it is useful to investors in understanding the Company’s financial condition and results of operations. A reconciliation of the non-GAAP financial measures to the most directly comparable measures calculated in accordance with GAAP is attached as Exhibit 99.2.
Management of the Company believes that Adjusted EBITDA enhances an overall understanding of the Company’s financial performance by investors because it is frequently used by securities analysts and other interested parties in evaluating companies in the Company’s industry segment. In addition, management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry segment because the calculation of Adjusted EBITDA eliminates the accounting effects of financing costs, income taxes and capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.
However, Adjusted EBITDA is not a recognized measurement under GAAP, and when analyzing the Company’s operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, income (loss) from operations, income (loss) before income taxes, and net income (loss), or any other measure utilized in determining the Company’s operating performance that is calculated in accordance with GAAP. Because Adjusted EBITDA is not calculated in accordance with GAAP, it may not be comparable to similarly-titled measures utilized by other companies. Furthermore, Adjusted EBITDA is not intended to be a measure of the Company’s free cash flow, as it does not consider certain ongoing cash requirements, such as a required debt service payments and income taxes.
The tables shown below provide a reconciliation of Net Income (Loss) to Adjusted EBITDA.

Reconcilation of Net Income (Loss) to Adjusted EBITDA ($000)
ARTISTdirect/MediaDefender

	Nine Months Ended
	September 30,
	2005	2004

Pro Forma Condensed Consolidated Net Loss	$(2,287)	$(3,395)
Plus:
Loss on disposal of property and equipment	—	118
Stock-based compensation	47	7
Interest expense, net	2,635	2,650
Depreciation	321	462
Amortization of deferred financing costs	654	654
Amortization of non-compete agreements	347	347
Amortization of customer relationships	564	564
Amortization of proprietary technology	1,900	1,900
Provision for income taxes	1,117	352

Adjusted EBITDA	$5,298	$3,659

MediaDefender

	Years Ended		Six Months Ended
	December 31,		June 30,
	2003	2004	2003	2004

Net Income — as reported	$1,147	$2,023	$1,573	$1,849
Plus:
Litigation, impairment and other costs	89	2,344	436	240
Depreciation	345	347	176	164
Provision for income taxes	789	1,334	1,051	1,234

Adjusted EBITDA	$2,370	$6,048	$3,236	$3,487

ARTISTdirect, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations ($000)
For the Nine Months Ended September 30, 2005

					Pro Forma
	ARTISTdirect	MediaDefender	Adjustments		Total

Net revenue:
E-Commerce	$1,890	$—	$—		$1,890
AD Network	4,085	—	—		4,085
MediaDefender	—	9,002	—		9,002

Total net revenue	5,975	9,002	—		14,977

Cost of revenue:
E-Commerce	1,634	—	25	a	1,659
AD Network	2,097	—	46	a	2,143
MediaDefender	—	2,775	1,900	b	4,675

Total cost of revenue	3,731	2,775	1,971		8,477

Gross profit	2,244	6,227	(1,971)		6,500
Operating expenses:
Sales and marketing	137	—	564	c	701
General and administrative	2,134	771	347	d	3,252
			381	e	381
Corporate transaction costs	—	237	(237)	f	—
Litigation costs	—	62	(62)	f	—
Stock-based compensation	47	—	—		47
Depreciation	71	—	(71)	a	—
Amortization	33	—	(33)	d	—

Income (loss) from operations	(178)	5,157	(2,860)		2,119
Interest income	14	21	—		35
Interest expense	(521)	(3)	(2,146)	g	(2,670)
Amortization of deferred financing costs	(254)	—	(400)	h	(654)

Income (loss) before income taxes	(939)	5,175	(5,406)		(1,170)
Provision for income taxes	—	2,041	(924)	i	1,117

Net income (loss)	$(939)	$3,134	$(4,482)		$(2,287)

Notes:

a)	Adjustment to reclass amortization of ARTISTdirect depreciation into cost of sales

b)	Adjustment to record amortization of proprietary technology

c)	Adjustment to record amortization of customer relationships

d)	Adjustment to record amortization of non-compete agreements

e)	Adjustment to record the increase in G&A expense due to new employment contracts

f)	Adjustment to eliminate corporate transaction costs and litigation

g)	Adjustment to record interest expense on senior and subordinated notes payable, including warrant amortization

h)	Adjustment to record amortization of deferred financing costs

i)	Adjustment to present consolidated provision for income taxes

ARTISTdirect, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statement of Operations ($000)
For the Nine Months Ended September 30, 2004

					Pro Forma
	ARTISTdirect	MediaDefender	Adjustments		Total

Net revenue:
E-Commerce	$2,198	$—	$—		$2,198
AD Network	1,310	—	—		1,310
MediaDefender	—	8,060	—		8,060

Total net revenue	3,508	8,060	—		11,568

Cost of revenue:
E-Commerce	1,804	—	69	a	1,873
AD Network	503	—	128	a	631
MediaDefender	—	2,789	1,900	b	4,689

Total cost of revenue	2,307	2,789	2,097		7,193

Gross profit	1,201	5,271	(2,097)		4,375
Operating expenses:
Sales and marketing	111	—	564	c	675
General and administrative	1,939	539	347	d	2,825
			489	e	489
Stock-based compensation	7	—	—		7
Corporate transaction costs	—	499	(499)	f	—
Depreciation	197	—	(197)	a	—
Litigation	—	40	(40)	f	—

Income (loss) from operations	(1,053)	4,193	(2,761)		379
Loss on disposal of property and equipment	—	(118)	—		(118)
Interest income	19	2	—		21
Interest expense	—	(1)	(2,670)	g	(2,671)
Amortization of deferred financing costs	—	—	(654)	h	(654)

Income (loss) before income taxes	(1,034)	4,076	(6,085)		(3,043)
Provision for income taxes	—	1,631	(1,279)	i	352

Net income (loss)	$(1,034)	$2,445	$(4,806)		$(3,395)

Notes:

a)	Adjustment to reclass amortization of ARTISTdirect depreciation into cost of sales

b)	Adjustment to record amortization of proprietary technology

c)	Adjustment to record amortization of customer relationships

d)	Adjustment to record amortization of non-compete agreements

e)	Adjustment to record the increase in G&A expense due to new employment contracts

f)	Adjustment to eliminate corporate transaction costs and litigation

g)	Adjustment to record interest expense on senior and subordinated notes payable, including warrant amortization

h)	Adjustment to record amortization of deferred financing costs

i)	Adjustment to present consolidated provision for income taxes